Exhibit 99.02

DETACH HERE

NETSCREEN TECHNOLOGIES, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 2004
SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert D. Thomas, Remo E. Canessa and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in NetScreen Technologies, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 805 11th Avenue, Building 3, Sunnyvale, California, 94089 on April 16, 2004 at 9:00 a.m., local time, and at any adjournment or postponement thereof as hereinafter specified in the proposals listed on the reverse side of this proxy card and as more particularly described in the accompanying joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”), receipt of which is hereby acknowledged.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NETSCREEN, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE SPECIAL MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of February 9, 2004, by and among NetScreen Technologies, Inc., Juniper Networks, Inc. and Nerus Acquisition Corp.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the grant of discretionary authority to Robert D. Thomas and Remo E. Canesssa to adjourn or postpone the NetScreen special meeting to a date not later than November 9, 2004 for the solicitation of additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

     PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:	Date:

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